Exhibit (a)(3)
A Message from Enrique Lores HP President and CEO March 5, 2020 Dear HP Shareholder: You may have recently received exchange offer materials from Xerox Holdings Corporation, which is offering to acquire all outstanding common shares of HP for $18.40 in cash and 0.149 Xerox shares for each HP share that you own (the “Offer”). As described in the accompanying Schedule 14D-9, HP’S BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE UNSOLICITED EXCHANGE OFFER FROM XEROX IS NOT IN THE BEST INTERESTS OF HP SHAREHOLDERS AND STRONGLY RECOMMENDS THAT YOU REJECT THE OFFER AND NOT TENDER YOUR HP SHARES PURSUANT TO THE XEROX OFFER. The reasons for the Board's recommendation are detailed in the enclosed Schedule 14D-9. These reasons include, among others, that: • The Xerox Offer, in effect, principally offers HP shareholders something they already own and would use HP’s balance sheet as transaction consideration for the benefit of Xerox shareholders. • The Xerox Offer meaningfully undervalues HP by failing to reflect the full value of HP’s assets and its standalone strategic and financial value creation plan. • The HP Board believes that the Xerox Offer would compromise the future of HP and the value of shares of HP common stock by transferring value to Xerox shareholders and leaving HP shareholders with an investment in a combined company with an irresponsible capital structure, premised on unrealistic synergies estimates. • HP believes that Xerox’s “synergy” estimates, including cost cuts, exceed reasonably achievable levels. • The Xerox Offer includes a significant equity component, the value of which the HP Board believes would be subject to significant risks and uncertainties. • Xerox does not have experience operating businesses in the sectors in which HP operates, including within Personal Systems, Home Printing, and 3D and Digital Manufacturing. • Xerox has been experiencing declining sales and its recent sale of its interest in the Fuji-Xerox joint venture raises significant concerns about its future position. • HP believes that Xerox's cost-cutting has come at the expense of long-term value creation, and Xerox has demonstrated a lack of focus on research and development. • The HP Board has received an inadequacy opinion from each of Goldman Sachs & Co. LLC and Guggenheim Securities, LLC.¹ We ask that you please review the materials and follow the HP Board’s recommendation: DO NOT TENDER YOUR HP SHARES PURSUANT TO THE XEROX OFFER. HP Is Building from a Position of Great Strength and We Have a Clear Line of Sight to Enhance the Value of Your Investment in HP HP shareholders benefit from the Company’s industry-leading innovation that creates exciting new opportunities for our business, focused execution that drives strong performance in dynamic markets, value-creating capital allocation and prudent cost management. We have been delivering in each of these areas, as our financial results show. We recently announced strong earnings growth in the first fiscal quarter of 2020. We have an excellent track record of meeting and beating our EPS guidance since our separation from HPE, along with beating free cash flow guidance 4 out of 4 years (guidance for the comparable GAAP metric is not provided). The Xerox Offer Meaningfully Undervalues HP and Disproportionately Benefits Xerox Shareholders

Print 3D Print Personal Systems Strategic and Financial Value Creation Plan HP’s Board and management have never been more confident in the road ahead and the upside value we can create for HP shareholders. On February 24, 2020, we announced a strategic and financial value creation plan that is expected to deliver non-GAAP diluted net earnings per share of $3.25 to $3.65 in fiscal 2022. This significant expected earnings growth is supported by the Company’s market leadership and track record of execution across Personal Systems, Print, and 3D Printing & Digital Manufacturing, disciplined and sustained cost actions, as well as a new capital return program of approximately $16 billion during fiscal 2020 to fiscal 2022. Under this value creation plan, HP expects to generate: $4.7 billion to $5.1 billion of non-GAAP operating profit in fiscal 2022;  $10.7 billion to $11.7 billion of cumulative free cash flow in fiscal 2020 through fiscal 2022; and $1.2 billion structural cost reductions in fiscal 2022 with flow through to non-GAAP operating profit by approximately $650 million. These financial targets reflect a company and a team at the top of our game. We have proven year after year, quarter after quarter that we deliver on our commitments. You can expect us to build on this record well into the future. Writing a New Chapter in HP’s Story The world is rapidly changing, and we are taking decisive actions to drive HP forward. We are confident in HP’s growth prospects and strongly believe that we’re well positioned to deliver significant value by executing our strategic and financial value creation plan. THEREFORE, WE URGE YOU TO FOLLOW YOUR BOARD’S RECOMMENDATION AND NOT TENDER YOUR HP SHARES PURSUANT TO THE XEROX OFFER. Thank you for investing in HP. Sincerely, Enrique Lores President and Chief Executive Officer and Director

IMPORTANT: YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU NOT TENDER YOUR HP SHARES PURSUANT TO THE XEROX OFFER. If you have inadvertently tendered your shares and need help in withdrawing your shares from Xerox’s Offer, please call the firm assisting us on this matter: Innisfree M&A Incorporated Shareholders: +1 (877) 750-5838 (Toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries) Banks and brokers (call collect): +1 (212) 750-5833 Forward-Looking Statements  This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements about the exchange offer; projections of net earnings, net earnings per share, free cash flow, operating profit, debt to EBITDA ratio, or other financial items; any statements of expectation or belief; any statements regarding HP’s long term plan, future strategy, potential future share repurchases, other potential returns of capital or any potential strategic transactions; any statements relating to the plans, strategies and objectives of management for future operations, including, but not limited to, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, including any projections of the amount, timing or impact of cost savings or restructuring or other charges, planned structural cost reductions and productivity initiatives, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; and any statements of assumptions underlying any of the foregoing.Risks, uncertainties and assumptions include factors relating to HP’s ability to execute on its strategic plan, including the recently announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; potential developments involving Xerox Holdings Corporation; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy, business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the novel coronavirus, and other natural or manmade disasters or catastrophic events; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP’s tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and HP’s other filings with the SEC.Certain financial information set forth in this document reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from amounts reported in HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2020, April 30, 2020 and July 31, 2020, Annual Report on Form 10-K for the fiscal year ended October 31, 2020, and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at http://investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only. Important Information This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the exchange offer commenced by Xerox, HP has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. HP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ HP’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain free copies of the solicitation/recommendation statement on Schedule 14D-9, as well as any other documents filed by HP with the SEC, without charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from HP by directing a request to Investor Relations, 1501 Page Mill Road, Palo Alto, CA 94304, or by calling (650) 857-1501. HP has filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2020 Annual Meeting of Shareholders, and a definitive proxy statement and a WHITE proxy card will be filed with the SEC and mailed to HP’s shareholders. HP SHAREHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of these and other SEC filings made by HP (when available) without charge from the sources indicated above. Certain Information Concerning Participants HP and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. Information regarding the names, affiliations and interests of HP’s directors and executive officers is set forth in the preliminary proxy statement for the 2020 Annual Meeting of Shareholders and will be set forth in the definitive proxy statement. Shareholders may obtain free copies of these documents without charge from the sources indicated above. About HP Inc. HP Inc. (NYSE: HPQ) creates technology that makes life better for everyone, everywhere. Through our product and service portfolio of personal systems, printers and 3D printing solutions, we engineer experiences that amaze. More information about HP Inc. is available at www.hp.com.